UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2015

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the 2015 Annual Meeting, the stockholders of the Company voted on the following four proposals and cast their votes as described below:

1. The individuals listed below were elected at the 2015 Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Stuart L. Bascomb	157,567,044	764,184	95,762	13,049,160
Paul M. Black	157,605,893	738,120	82,977	13,049,160
Dennis H. Chookaszian	153,972,240	4,339,952	114,798	13,049,160
Michael A. Klayko	156,699,886	1,630,892	96,212	13,049,160
Anita V. Pramoda	157,128,959	1,220,885	77,146	13,049,160
David D. Stevens	157,543,868	799,829	83,293	13,049,160
Ralph H. Thurman	156,669,073	1,675,054	82,863	13,049,160

2. A management proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
171,354,562	51,477	70,111	0

3. A non-binding, advisory resolution to approve named executive compensation, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
150,398,004	7,901,652	127,334	13,049,160

4. A management proposal to approve the amendment and restatement of the Company’s Fourth Amended and Restated Certificate of Incorporation, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
158,195,130	145,086	86,774	13,049,160

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: June 1, 2015

	By:	/s/ Brian P. Farley
Brian P. Farley SVP, General Counsel and Corporate Secretary